UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MCTC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	99-0539775
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
520 S. Grand Avenue, Ste. 320 Los Angeles, CA 90071	33913
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities of MCTC Holdings, Inc., a Delaware corporation (the “Company”), set forth in the Company’s Registration Statement on Form S-1 (File No. 333-233462) filed with the Securities and Exchange Commission on September 9, 2019, is incorporated by reference into this Item 1.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit	Location

3.1	Certificate of Incorporation.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

3.2	Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on August 14, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

3.3	Amended and Restated Bylaws.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

4.1	Certificate of Designation of Series A Preferred Stock.	Certificate of Designation filed herewith.

4.2	Unanimous Written Consent of Board of Directors Adopting the Certificate of Designation of Series A Preferred Stock.	Unanimous Written Consent filed herewith.

4.3	Unanimous Written Consent of Board of Directors to Affect 15:1 Reverse Stock Split dated July 24, 2019.	Incorporated by reference to the Company’s Form 14C Definitive Proxy Statement filed on August 16, 2019.

4.4	Written Consent of a Majority of the Shareholders eligible to Vote Approving 15:1 Reverse Stock Split dated July 24, 2019.	Incorporated by reference to the Company’s Form 14C Definitive Proxy Statement filed on August 16, 2019.

10.1	Common Stock Purchase Agreement Affecting Change of Control dated May 22, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019, and the Company’s Form 8-K filed on June 20, 2019.

10.2	Executive Employment Agreement between the Company and Principal Executive Officer and Principal Accounting Officer Arman Tabatabaei dated June 17, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.3	Agreement with Director Robert L. Hymers, III.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

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Exhibit No.	Description of Exhibit	Location

10.4	Agreement with Director Edward Manolos.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.5	Agreement with Director Dan Van Nguyen.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.6	Private Placement Memorandum dated July 3, 2019	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.7	Private Placement Memorandum dated July 10, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.8	Private Placement Memorandum dated July 16, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.9	Private Placement Memorandum dated July 19, 2019.	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on March 20, 2009

10.10	Private Placement Memorandum dated August 15, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.11	Private Placement Memorandum dated August 19, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.12	Property Lease: 520 S. Grand Avenue, Ste. 320, Los Angeles, CA 90071	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.13	Property Lease: 6130 S. Avalon Avenue, Los Angeles, CA	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MCTC HOLDINGS, INC.

Dated: January 24, 2020	By:	/s/ Arman Tabatabaei
Arman Tabatabaei
Principal Executive Officer Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Location

3.1	Certificate of Incorporation.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

3.2	Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on August 14, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

3.3	Amended and Restated Bylaws.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

4.1	Certificate of Designation of Series A Preferred Stock.	Certificate of Designation filed herewith.

4.2	Unanimous Written Consent of Board of Directors Adopting the Certificate of Designation of Series A Preferred Stock.	Unanimous Written Consent filed herewith.

4.3	Unanimous Written Consent of Board of Directors to Affect 15:1 Reverse Stock Split dated July 24, 2019.	Incorporated by reference to the Company’s Form 14C Definitive Proxy Statement filed on August 16, 2019.

4.4	Written Consent of a Majority of the Shareholders eligible to Vote Approving 15:1 Reverse Stock Split dated July 24, 2019.	Incorporated by reference to the Company’s Form 14C Definitive Proxy Statement filed on August 16, 2019.

10.1	Common Stock Purchase Agreement Affecting Change of Control dated May 22, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019, and the Company’s Form 8-K filed on June 20, 2019.

10.2	Executive Employment Agreement between the Company and Principal Executive Officer and Principal Accounting Officer Arman Tabatabaei dated June 17, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.3	Agreement with Director Robert L. Hymers, III.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

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Exhibit No.	Description of Exhibit	Location

10.4	Agreement with Director Edward Manolos.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.5	Agreement with Director Dan Van Nguyen.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.6	Private Placement Memorandum dated July 3, 2019	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.7	Private Placement Memorandum dated July 10, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.8	Private Placement Memorandum dated July 16, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.9	Private Placement Memorandum dated July 19, 2019.	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on March 20, 2009

10.10	Private Placement Memorandum dated August 15, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.11	Private Placement Memorandum dated August 19, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.12	Property Lease: 520 S. Grand Avenue, Ste. 320, Los Angeles, CA 90071	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.13	Property Lease: 6130 S. Avalon Avenue, Los Angeles, CA	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

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Exhibit No.	Description of Exhibit	Location

10.4	Agreement with Director Edward Manolos.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.5	Agreement with Director Dan Van Nguyen.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.6	Private Placement Memorandum dated July 3, 2019	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.7	Private Placement Memorandum dated July 10, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.8	Private Placement Memorandum dated July 16, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.9	Private Placement Memorandum dated July 19, 2019.	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on March 20, 2009

10.10	Private Placement Memorandum dated August 15, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.11	Private Placement Memorandum dated August 19, 2019.	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.12	Property Lease: 520 S. Grand Avenue, Ste. 320, Los Angeles, CA 90071	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

10.13	Property Lease: 6130 S. Avalon Avenue, Los Angeles, CA	Incorporated by reference to the Company’s Annual Report on Form 10-K as filed with the SEC on October 21, 2019.

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